EXHIBIT 99.1

RPX Announces Third Quarter 2015 Financial Results

SAN FRANCISCO – October 27, 2015 – RPX Corporation (NASDAQ: RPXC), the leading provider of patent risk management solutions, today announced its financial results for the third quarter ended September 30, 2015.

Financial Highlights

•	Subscription revenue for the third quarter of fiscal 2015 was $68.2 million, up 9% compared to $62.7 million in the prior year period

•	There were 245 clients in RPX's network as of September 30, 2015, including 77 insurance policy holders.

"RPX made steady progress in the third quarter," said John Amster, CEO of RPX Corporation. "We continued to quantifiably reduce patent risk for our clients, expanded the sales infrastructure for our insurance offerings, and further strengthened our data and intelligence tools. Our progress continues to strengthen RPX's position as the de facto clearinghouse for efficiently clearing patent risk without the high costs of litigation."

Summary Results

Revenue for the third quarter was $68.2 million, compared to $65.4 million in the third quarter of 2014.

Net acquisition spend during the quarter totaled $36.2 million, and included 22 new acquisitions of patent assets.

GAAP net income for the third quarter was $7.8 million or $0.14 per diluted share, compared to $10.8 million or $0.20 per diluted share in the third quarter of 2014.

Non-GAAP net income for the third quarter, which excludes stock-based compensation, the amortization of acquired intangibles, and fair value adjustments on deferred payment obligations (in all cases, net of tax), was $10.6 million or $0.19 per diluted share, compared to $14.3 million or $0.26 per diluted share in the third quarter of 2014.

As of September 30, 2015, RPX had cash, cash equivalents and short-term investments of $368.0 million.

Business Outlook

This outlook reflects the Company’s current and preliminary view and may be subject to change. Please see the paragraph regarding “Forward-Looking Statements” at the end of this news release.

The Company provided the following business outlook for the fourth quarter of fiscal 2015:

Subscription revenue[1]	$67.4 - $68.0 million
Fee-related revenue	$0.0 million
Total revenue	$67.4 - $68.0 million
Net income (non-GAAP)	$7.3 - $8.5 million
Effective tax rate (non-GAAP)	37%
Weighted-average diluted shares outstanding	55.5 million

The Company provided the following business outlook for the full year 2015:

Subscription revenue[1]	$269.4 - $270.0 million
Fee-related revenue	$17.1 million
Total revenue	$286.5 - $287.1 million
Cost of revenue (non-GAAP)	$149.5 - $150.5 million
SG&A (non-GAAP)	$57.0 - $58.0 million
Net income (non-GAAP)	$50.4 - $51.4 million
Effective tax rate (non-GAAP)	37%
Weighted-average diluted shares outstanding	55.6 million
Net acquisition spend	$170.0 million

The above outlook is forward-looking. Actual results may differ materially. Please refer to the information under the caption “Use of Non-GAAP Financial Information” below.
 ————————

[1]	Subscription revenue is comprised of revenue generated from membership subscription services, premiums earned from insurance policies, and management fees.

Conference Call

RPX management will host a conference call and live webcast for analysts and investors at 2:00 p.m. PDT/5:00 p.m. EDT on October 27, 2015. Parties in the United States and Canada can access the call by dialing 1-800-723-6604, using conference code 6456662. International parties can access the call by dialing 1-785-830-7977, using conference code 6456662.

RPX will offer a live webcast of the conference call which can be accessed from the “Investor Relations” section of the Company’s website at http://ir.rpxcorp.com. An audio replay of the conference call will also be available approximately two hours after the call and will be available for 30 days. To hear the replay, parties in the United States and Canada should call 1-888-203-1112 and enter conference code 6456662. International parties should call 1-719-457-0820 and enter conference code 6456662.

About RPX Corporation

RPX Corporation (NASDAQ: RPXC) is the leading provider of patent risk solutions, offering defensive buying, acquisition syndication, patent intelligence, insurance services, and advisory services. Since its founding in 2008, RPX has introduced efficiency to the patent market by providing a rational alternative to litigation. The San Francisco-based company’s pioneering approach combines principal capital, deep patent expertise, and client contributions to generate enhanced patent buying power. By acquiring patents and patent rights, RPX helps to mitigate and manage patent risk for its growing client network.

Use of Non-GAAP Financial Information

This news release dated October 27, 2015 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP cost of revenue, non-GAAP selling, general and administrative expenses, non-GAAP other income, net, non-GAAP net income, and non-GAAP net income per share.

To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management is excluding from its non-GAAP operating results stock-based compensation expenses (inclusive of related employer payroll taxes), the amortization of acquired intangible assets (other than patents), fair value adjustments on deferred payment obligations, and their related tax effects. Management uses these non-GAAP measures to evaluate the Company’s financial results, and believes these non-GAAP measures may prove useful to investors who wish to consider the impact of certain items when comparing the Company’s financial performance with that of other companies. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance. The presentation of additional information should not be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Forward-Looking Statements

This news release and its attachments contain forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding the future financial performance of RPX as well as any statements regarding the Company’s strategic and operational plans. The Company’s actual results may differ materially from those predicted or implied in these forward-looking statements. Factors that may contribute to such differences include, among others, the Company’s ability to maintain an adequate rate of growth, the success of the Company’s insurance business and other new initiatives, and the Company’s ability to attract new clients and retain existing clients. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. More information about potential factors that could affect the Company’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K and its quarterly reports on Form 10-Q on file and available at the SEC’s website at www.sec.gov. The Company does not intend, and undertakes no duty, to update any forward-looking statements to reflect future events or circumstances.

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Contacts:

Investor Relations	Media Relations
JoAnn Horne	Allan W. Whitescarver
Market Street Partners	RPX Corporation
+1-415-445-3233	+1-415-852-3171
ir@rpxcorp.com	media@rpxcorp.com

RPX Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$68,212	$65,407	$219,050	$191,588
Cost of revenue	37,639	30,444	109,383	90,906
Selling, general and administrative expenses	18,773	17,786	57,229	53,620
Gain on sale of patent assets, net	—	(8)	(592)	(707)
Operating income	11,800	17,185	53,030	47,769
Other income, net	876	73	1,931	266
Income before provision for income taxes	12,676	17,258	54,961	48,035
Provision for income taxes	4,842	6,425	21,066	17,943
Net income	$7,834	$10,833	$33,895	$30,092

Net income per share:
Basic	$0.14	$0.20	$0.62	$0.56
Diluted	$0.14	$0.20	$0.61	$0.55
Weighted-average shares used in computing net income per share:
Basic	54,800	53,773	54,491	53,263
Diluted	55,703	55,029	55,547	54,742

RPX Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$104,568	$78,019
Short-term investments	263,453	239,514
Restricted cash	651	584
Accounts receivable	10,676	24,793
Prepaid expenses and other current assets	9,217	3,466
Deferred tax assets	4,399	4,400
Total current assets	392,964	350,776
Patent assets, net	242,178	236,349
Property and equipment, net	4,544	4,151
Intangible assets, net	2,232	3,526
Goodwill	19,978	19,978
Restricted cash, less current portion	727	1,091
Deferred tax assets, less current portion	—	93
Other assets	6,605	26,100
Total assets	$669,228	$642,064
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$953	$235
Accrued liabilities	11,041	14,257
Deferred revenue	112,087	133,316
Deferred payment obligations	8,038	—
Other current liabilities	1,662	640
Total current liabilities	133,781	148,448
Deferred revenue, less current portion	5,344	2,893
Deferred tax liabilities	181	—
Other liabilities	5,764	5,678
Total liabilities	145,070	157,019
Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	341,066	326,280
Retained earnings	183,396	158,868
Accumulated other comprehensive loss	(309)	(108)
Total stockholders’ equity	524,158	485,045
Total liabilities and stockholders’ equity	$669,228	$642,064

RPX Corporation
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2015	2014
Operating activities
Net income	$33,895	$30,092
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	107,026	89,700
Stock-based compensation	13,128	13,353
Excess tax benefit from stock-based compensation	(1,404)	(2,394)
Gain on sale of patent assets, net	(592)	(707)
Amortization of premium on investments	4,838	5,031
Deferred taxes	(376)	(1,797)
Fair value adjustment on deferred payment obligations	(1,317)	—
Other	—	(500)
Changes in assets and liabilities, net of business acquired:
Accounts receivable	14,117	17,227
Prepaid expenses and other assets	(9,790)	(8,833)
Accounts payable	718	264
Accrued and other liabilities	(2,833)	1,507
Deferred revenue	(18,878)	(25,023)
Net cash provided by operating activities	138,532	117,920
Investing activities
Purchases of investments	(205,393)	(176,209)
Maturities of investments	182,725	146,225
Business acquisition, net of cash acquired	(425)	(2,286)
Decrease in restricted cash	297	67
Purchases of property and equipment	(1,617)	(1,084)
Acquisitions of patent assets	(84,068)	(103,958)
Proceeds from sale of patent assets	650	1,086
Acquisition of other assets	(2,500)	—
Net cash used in investing activities	(110,331)	(136,159)
Financing activities
Repayments of principal on deferred payment obligations	(935)	—
Proceeds from deferred payment obligations	6,270	—
Proceeds from exercise of stock options and other common stock issuances	4,646	2,864
Taxes paid related to net-share settlements of restricted stock units	(3,670)	(3,848)
Excess tax benefit from stock-based compensation	1,404	2,394
Repurchase of common stock	(9,367)	—
Net cash (used in) provided by financing activities	(1,652)	1,410
Net increase (decrease) in cash and cash equivalents	26,549	(16,829)
Cash and cash equivalents at beginning of period	78,019	100,155
Cash and cash equivalents at end of period	$104,568	$83,326

RPX Corporation
Reconciliation of GAAP to Non-GAAP Net Income Per Share
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$7,834	$10,833	$33,895	$30,092
Stock-based compensation[1]	4,680	4,613	13,482	13,694
Amortization of acquired intangible assets[2]	432	478	1,294	1,040
Fair value adjustment on deferred payment obligations[3]	(612)	—	(1,317)	—
Income tax adjustments[4]	(1,688)	(1,648)	(4,388)	(4,890)
Non-GAAP net income	$10,646	$14,276	$42,966	$39,936
Non-GAAP net income per share:
Basic	$0.19	$0.27	$0.79	$0.75
Diluted	$0.19	$0.26	$0.77	$0.73
Weighted-average shares used in computing non-GAAP net income per share:
Basic	54,800	53,773	54,491	53,263
Diluted	55,703	55,029	55,547	54,742

RPX Corporation
Reconciliation of GAAP to Non-GAAP Cost of Revenue
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cost of revenue	$37,639	$30,444	$109,383	$90,906
Amortization of acquired intangible assets[2]	(50)	(67)	(150)	(170)
Non-GAAP cost of revenue	$37,589	$30,377	$109,233	$90,736

RPX Corporation
Reconciliation of GAAP to Non-GAAP Selling, General and Administrative Expenses
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Selling, general and administrative expenses	$18,773	$17,786	$57,229	$53,620
Stock-based compensation[1]	(4,680)	(4,613)	(13,482)	(13,694)
Amortization of acquired intangible assets[2]	(382)	(411)	(1,144)	(870)
Non-GAAP selling, general and administrative expenses	$13,711	$12,762	$42,603	$39,056

RPX Corporation
Reconciliation of GAAP to Non-GAAP Other Income, Net
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Other income, net	$876	$73	$1,931	$266
Fair value adjustment on deferred payment obligations[3]	(612)	—	(1,317)	—
Non-GAAP other income, net	$264	$73	$614	$266

RPX Corporation
Additional Metrics
(in thousands, except client and headcount data)
(unaudited)

	As of and for the Three Months Ended September 30,
Operating Metrics	2015	2014
Number of clients	245	195
Net additions	20	11
Trailing four quarters	50	35
Gross acquisition spend	$36,416	$59,960
Trailing four quarters	$1,003,469	$178,508
Net acquisition spend	$36,176	$42,210
Trailing four quarters	$131,122	$156,008
Full time equivalent headcount	154	149
	As of and for the Three Months Ended September 30,
Financial Metrics	2015	2014
Subscription revenue[5]	$68,177	$62,749
Fee-related revenue	35	2,658
Total revenue	$68,212	$65,407
Cash, cash equivalents and short-term investments	$368,021	$303,130
Deferred revenue, current and noncurrent	$117,431	$112,820

[1]	RPX excludes stock-based compensation and related employer payroll taxes from its non-GAAP financial measures.

[2]	RPX excludes amortization expense related to intangible assets (other than patents) acquired in conjunction with the acquisition of businesses from its non-GAAP financial measures.

[3]	RPX excludes fair value adjustments related to its deferred payment obligations from its non-GAAP financial measures.

[4]	Amount reflects income taxes associated with the above noted non-GAAP exclusions.

[5]	Subscription revenue is comprised of revenue generated from membership subscription services, premiums earned from insurance policies, and management fees.